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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-30390 and Form S-4 No. 333-34716, and Form S-8 No. 333-61806)
of Seabulk International, Inc. and in the related Prospectus of our report dated February 25, 2003, (except for the second and third paragraphs of Note 17, as to which the dates are March 7, 2003 and March 27, 2003, respectively, with respect to the consolidated financial statements of Seabulk International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                         /s/ Ernst & Young LLP
Miami, Florida
March 31, 2003